Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended June 30, 2025 (the “Report”), of the Tax Free Fund for Puerto Rico Residents, Inc.

Paul Hopgood and Pedro Gonzalez, of Tax Free Fund for Puerto Rico Residents, Inc., each certify that:

1.       This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Paul Hopgood
Paul Hopgood
Vice President

By:	/s/ Pedro Gonzalez
Pedro Gonzalez
Vice President
principal financial officer

Date: September 25, 2025